Exhibit 99.1
THE ORCHARD REPORTS
FIRST QUARTER 2008
FINANCIAL RESULTS
Revenues Up 134% from the First
Quarter of 2007 as Net Loss Narrows
Net Loss Reduced from Fourth Quarter of 2007
Investor Conference Call scheduled For Wednesday, 14 May 2008, at 9:00 a.m. EDT
NEW YORK, NY – May 13th, 2008 – The Orchard (Nasdaq: ORCD), a global leader in digital music, video, new media and brand services, today reported financial results for the first quarter of 2008. These 2008 results include revenue and operating costs from Digital Music Group, Inc. (“DMGI”, with which The Orchard combined operations on November 13th, 2007).
For the first quarter of 2008, revenues were $13.2 million, compared to $5.6 million for the first quarter of 2007, an increase of 133.6%. On a pro forma basis, had DMGI and The Orchard been combined as of January 1st, 2007, revenue increased 45.8% in the first quarter of 2008 as compared to the corresponding period in 2007.

Orchard’s gross profit margin was 27.0% in the first quarter of 2008, as compared to 24.5% in the first quarter of 2007. On a pro forma combined basis, gross profit margin was 23.6% in the first quarter of 2007. This gross margin improvement reflects, in part, operating efficiencies gained from The Orchard implementing its proprietary V.E.C.T.O.R. TM system for content ingestion, management and delivery during 2007.
Operating expenses totaled $4.7 million for the first quarter of 2008, which represents an increase of 76.6% and, on a pro forma basis, 8.9% from the corresponding period of 2007. Included in the current quarter expenses are incremental professional fees related to accounting compliance and systems, tax planning and legal structuring of the Company following the merger with DMGI. Also, as has generally been the case for the Company in its first quarter, there are seasonally higher marketing expenses.
The net loss for the first quarter of 2008 was $1.1 million, compared with a net loss of $1.5 million in the first quarter of 2007, a reduction of 25%. The first quarter 2008 net loss represents a reduction of 56.9% from the pro forma combined net loss of $2.6 million from the fourth quarter of 2007. This sequential improvement was achieved through higher revenue, better gross profit margins and reduced operating expenses associated with the integration and assimilation of the operations of DMGI.
As of March 31st, 2008, cash and cash equivalents were $10.7 million, and the Company has no debt. The Company was cash flow positive during the first quarter of 2008, and cash provided by operations was approximately $0.6 million.
There were approximately 8.1 million shares outstanding on a fully diluted basis on March 31st, 2008, which includes approximately 1.8 million shares reserved for the conversion of the Company’s Series A convertible preferred stock and for the exercise of all outstanding stock options and warrants.
As of March 31st, 2008, there were approximately 1.1 million music tracks available for sale, an increase of 6% from the beginning of 2008 and 91% from the same date in 2007. During the first quarter of 2008, there were approximately 11.6 million paid downloads from The Orchard’s extensive catalogue, an increase of 148% as compared to the corresponding period of 2007; and, approximately 44.5 million paid streams, an increase of 93%.
Greg Scholl, President and Chief Executive Officer of The Orchard, said, “During the first quarter of 2008, we continued to derive strong revenue growth attributable to great new label signings, improved marketing effectiveness, and the ever-increasing popularity of the digital music sector.

At the same time, we successfully began to capture operating synergy following our integration of the DMGI and DRA catalogues and operations. We remain optimistic that we can continue to reduce costs while building on our first quarter revenue gains, and position The Orchard for a strong 2008.”
For further Company financial information, refer to the unaudited condensed consolidated balance sheets and unaudited condensed consolidated statements of operations attached to this release and to The Orchard’s Quarterly Report for the First Quarter of 2008 on Form 10-Q to be filed May 15, 2008 with the Securities and Exchange Commission (the “SEC”) and our Annual Report for 2007 on Form 10-K filed with the SEC on March 31st, 2008.
Conference Call and Webcast
The Company will host a conference call on May 14th, 2008 at 9:00 a.m. EDT to discuss its results and provide an update on the company. Presenting from the Company will be its President and Chief Executive Officer, Greg Scholl; and its Chief Financial Officer, Nathan Fong.
To participate in the call, interested parties are invited to dial 1 (800) 322-5044 (for domestic callers) or +1 (617) 614-4927 (for international callers) at least five minutes prior to the start time.  The participant passcode is 29022034. A live webcast of the call will be available on the Company’s website at http://investor.theorchard.com.
A replay of the call will be available for one week, beginning one hour after the call ends by dialing 1 (888) 286-8010 (for domestic callers) or +1 (617) 801-6888 (for international callers).  The passcode is 80130097.  A replay of the webcast will also be archived on The Orchard’s website for at least fourteen days.
About The Orchard(R)
The Orchard (NASDAQ: ORCD) controls and globally distributes more than 1.1 million songs and over 3,000 hours of video programming through hundreds of digital stores (e.g. iTunes, eMusic, Google, Netflix) and mobile carriers (e.g. Verizon, Vodafone, Bell Canada, Moderati, 3). With operations in 28 countries, The Orchard drives sales for its label, retailer, brand, and agency clients through innovative marketing and promotional campaigns; brand entertainment programs; and film, advertising, gaming and television licensing. A pioneer in digital music and media services, The Orchard fosters creativity and independence.
The Orchard is a registered trademark and The Orchard logo is a service mark of Orchard Enterprises NY, Inc. All Rights Reserved.
Forward Looking Statements
This release contains certain forward-looking statements, which reflect management’s expectations regarding future events and operating performance, such as the factors underlying Orchard’s historical performance and the likelihood that these will result in similar future performance, continued revenue growth and ever-increasing popularity of digital music, management’s ability to continue to reduce costs following its merger, and sustained trends in catalogue growth and its related revenue productivity. Undue reliance should not be placed on such forward-looking statements as they speak only as of the date hereof and are based on our current views and assumptions. The Orchard undertakes no obligation to update these statements to reflect subsequent events or circumstances except as may be required by law. These forward-looking statements involve a number of risks and uncertainties, certain of which are outside of The Orchard’s control, such as risks related to our ability to capitalize on our business strategy and risks related to our ability to take advantage of opportunities for revenue expansion. These and other factors that could cause actual results to differ materially from our expectations are detailed in The Orchard’s filings with the Securities and Exchange Commission, in our Annual Report for 2007 on Form 10-K.
Use of Non-GAAP Measures
Management believes that non-GAAP financial results presented on a pro forma combined basis included in this release are useful measures of operating performance because they include the operations of DMGI that were combined with those of The Orchard on November 13, 2007, as if the companies had been combined as of the beginning of all periods presented. However, these non-GAAP measures should be considered in addition to, not as a substitute for or superior to, revenue and operating expenses provided by reported operating activities, or other financial measures prepared in accordance with GAAP. A reconciliation of the pro forma combined statements of operations to the GAAP statements is included in the attached tables of financial information.

SOURCE: The Orchard
http://www.theorchard.com
Contact Nathan Fong, EVP & Chief Financial Officer of The Orchard,
+1 (646) 237-3776, nfong@theorchard.com
OTHER CONTACTS
Press:
Deana Graffeo, +1 (646) 237-3780
dgraffeo@theorchard.com
          -or-
Investor Relations:
IR@theorchard.com
SOURCE: The Orchard
http://www.theorchard.com

THE ORCHARD ENTERPRISES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2008	December 31, 2007
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$10,737,743	$10,636,618
Accounts receivable — net	7,844,276	7,635,526
Royalty advances	3,933,449	3,508,417
Prepaid expenses and other current assets	322,578	440,141

Total current assets	22,838,046	22,220,702

Royalty advances, less current portion	1,853,994	1,257,803
Music and audio content — net	3,973,462	4,168,179
Property and equipment — net	968,545	1,045,755
Goodwill	24,791,371	24,327,806
Other assets	34,761	74,434

TOTAL ASSETS	$54,460,179	$53,094,679

LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$988,036	$1,085,270
Accrued royalties	14,733,084	12,307,744
Accrued expenses	993,844	1,135,780
Deferred revenue	654,300	543,329

Total current liabilities	17,369,264	15,072,123

COMMITMENTS AND CONTINGENCIES

REDEEMABLE PREFERRED STOCK:
Series A convertible preferred stock, $0.01 par value —448,833 shares designated; 448,833 shares issued and outstanding; liquidation preference of $25,000,000	7,017,245	7,017,245

STOCKHOLDERS’ EQUITY:
Preferred stock, $.01 par value — 1,000,000 shares authorized and 448,833 shares designated; 551,167 shares undesignated; no undesignated shares issued and outstanding.	—	—

Common stock, $0.01 par value — 10,000,000 shares authorized; 6,266,794 and 6,155,127 shares issued and outstanding as of March 31, 2008 and December 31, 2007, respectively.	62,668	61,551

Additional paid-in-capital	55,181,197	55,050,780
Accumulated deficit	(25,197,595)	(24,093,210)
Accumulated other comprehensive income (loss)	27,400	(13,810)

Total stockholders’ equity	30,073,670	31,005,311

TOTAL LIABILITIES, REDEEMABLE PREFERRED STOCK, AND STOCKHOLDERS’ EQUITY	$54,460,179	$53,094,679

THE ORCHARD ENTERPRISES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended
	March 31,
	2008	2007
	(Unaudited)
REVENUES	$13,155,770	$5,632,360

COST OF REVENUES	9,602,680	4,252,736

GROSS PROFIT	3,553,090	1,379,624

OPERATING EXPENSES	4,723,252	2,673,813

LOSS FROM OPERATIONS	(1,170,162)	(1,294,189)

OTHER INCOME (EXPENSE):
Interest income	84,700	—
Interest expense to related party	—	(178,411)
Loss from disposal of property and equipment	(21,767)	—
Other income	2,844	—

Total other income (expense)	65,777	(178,411)

NET LOSS	$(1,104,385)	$(1,472,600)

Loss per share — basic and diluted	$(0.18)	$(1.26)

Weighted average shares outstanding — basic and diluted	6,197,325	1,166,414

THE ORCHARD ENTERPRISES, INC.
SUMMARIZED CASH FLOW INFORMATION

	For the Three Months Ended
	March 31,
	2008	2007
	(Unaudited)
NET CASH FLOWS PROVIDED BY (USED IN):
Operating activities	$575,797	$(898,878)
Investing activities	(515,882)	(284,984)
Financing activities	—	2,200,000
Effect of exchange rate changes	41,210	(1,392)

INCREASE IN CASH AND CASH EQUIVALENTS	101,125	1,014,746

CASH AND CASH EQUIVALENTS — Beginning of period	10,636,618	1,675,889

CASH AND CASH EQUIVALENTS — End of period	$10,737,743	$2,690,635

THE ORCHARD ENTERPRISES, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the Three Months Ended March 31, 2007
including reconciliation of reported results to a pro forma combined basis

	The	Digital
	Orchard	Music		Pro Forma
	Enterprises	Group, Inc.		The
	Inc.	(prior to	Pro Forma	Orchard
	Historical	acquisition)	Adjustments	Enterprises, Inc.
REVENUES	$5,632,360	$3,392,547	$—	$9,024,907

COST OF REVENUES	4,252,736	2,629,355	(178,517)	6,897,115
			193,541

GROSS PROFIT	1,379,624	763,192	(15,024)	2,127,792
Gross profit margin	24.5%			23.6%

OPERATING EXPENSES	2,673,813	1,725,081	(82,611)	4,338,116
			21,833

LOSS FROM OPERATIONS	(1,294,189)	(961,889)	45,754	(2,210,324)

OTHER INCOME (EXPENSE):
Interest income	—	239,609	—	239,609
Interest expense	(178,411)	(1,777)	178,411	(1,777)
Other expense	—	(11,491)	—	(11,491)

Total other income (expense)	(178,411)	226,341	178,411	226,341

LOSS BEFORE INCOME TAXES	(1,472,600)	(735,548)	224,165	(1,983,983)
Income taxes		(800)		(800)

NET LOSS	$(1,472,600)	$(736,348)	$224,165	$(1,984,783)

Earnings (loss) per share:
Basic				$(0.33)

Diluted				$(0.33)

Weighted average shares outstanding:
Basic				5,997,444

Diluted				5,997,444

THE ORCHARD ENTERPRISES, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the Three Months Ended December 31, 2007
including reconciliation of reported results to a pro forma combined basis

	The	Digital
	Orchard	Music		Pro Forma
	Enterprises	Group, Inc.		The
	Inc.	(prior to	Pro Forma	Orchard
	Historical	acquisition)	Adjustments	Enterprises, Inc.
REVENUES	$9,856,522	$2,125,772	$—	$11,982,294

COST OF REVENUES	7,377,752	1,629,007	(78,208)	9,122,091
			193,540

GROSS PROFIT	2,478,770	496,765	(115,332)	2,860,203
Gross profit margin	25.1%			23.9%

OPERATING EXPENSES	4,425,790	1,707,552	360,172	5,064,286
			(486,789)
			(942,439)

LOSS FROM OPERATIONS	(1,947,020)	(1,210,787)	953,724	(2,204,083)

OTHER INCOME (EXPENSE):
Beneficial conversion feature	(477,430)	—	—	(477,430)
Interest income	37,797	124,252	—	162,049
Interest expense	(6,029)	2,915	6,029	2,915
Other expense	(39,096)	(5,782)	—	(44,878)

Total other income (expense)	(484,758)	121,385	6,029	(357,344)

LOSS BEFORE INCOME TAXES	(2,431,778)	(1,089,402)	959,753	(2,561,427)
Income taxes

NET LOSS	$(2,431,778)	$(1,089,402)	$959,753	$(2,561,427)

Earnings (loss) per share:
Basic				$(0.42)

Diluted				$(0.42)

Weighted average shares outstanding:
Basic				6,150,657

Diluted				6,150,657